Exhibit (a)(34)

Amended and Restated
Notice of Guaranteed Delivery
for
Tender of Shares of Common Stock
(Including the Associated Series A Junior
Participating Preferred Stock Purchase Rights)
of
ENGELHARD CORPORATION
to
IRON ACQUISITION CORPORATION
a wholly owned subsidiary of
BASF AKTIENGESELLSCHAFT
(Not to be used for Signature Guarantees)

          THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE 5, 2006, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates"), evidencing shares of common stock, par value $1.00 per share (the "Common Stock"), of Engelhard Corporation, a Delaware corporation (the "Company"), and the associated Series A Junior Participating Preferred Stock purchase rights (the "Rights," and together with the Common Stock, the "Shares") issued pursuant to the Rights Agreement, dated as October 1, 1998, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to The Bank of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

THE BANK OF NEW YORK

By Mail:	By Hand:	By Overnight Courier:
The Bank of New York PO Box 859208 Braintree, Massachusetts 02185-9208	The Bank of New York Tender & Exchange Department 101 Barclay Street, 1E Receive & Deliver Window New York, New York 10286	The Bank of New York 161 Bay State Drive Braintree, Massachusetts 02184
By Facsimile Transmission: (For Eligible Institutions Only) (781) 380-3388
To Confirm Facsimile Transmissions: (781) 843-1833 x200 (For Confirmation Only)

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        THE DATE OF THE ORIGINAL OFFER TO PURCHASE AND THE ACCOMPANYING ORIGINAL LETTER OF TRANSMITTAL AND ORIGINAL NOTICE OF GUARANTEED DELIVERY IS JANUARY 9, 2006. THE NOTICE OF GUARANTEED DELIVERY HAS BEEN AMENDED AND RESTATED AS OF MAY 9, 2006.

        This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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Ladies and Gentlemen:

        The undersigned hereby tenders to Iron Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of BASF Aktiengesellschaft, a stock corporation organized under the laws of the Federal Republic of Germany ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 9, 2006 (as may be amended or supplemented from time to time, the "Offer to Purchase"), and the accompanying Letter of Transmittal (as may be amended or supplemented from time to time, the "Letter of Transmittal", and together with the Offer to Purchase, the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. The Offer to Purchase amends and restates the original Offer to Purchase dated January 9, 2006.

Number of Shares:
Certificate Nos. (If Available):

☐	Check this box if Shares will be delivered by book-entry transfer:
Book-Entry Transfer Facility
Account No.

(SIGNATURE(S) OF HOLDER(S))

Dated:	, 2006

(PLEASE TYPE OR PRINT)

(ADDRESS)

(ZIP CODE)

(DAYTIME AREA CODE AND TELEPHONE NO.)

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17 Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to delivery to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, confirmation of the book-entry transfer of such Shares in the Depositary's account at The Depository Trust Company, together with an Agent's Message (as defined in the Offer to Purchase), in each case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery (as defined in the Offer to Purchase) after the date hereof.

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        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Address:

(ZIP CODE)
Area Code and Tel. No.:

(AUTHORIZED SIGNATURE)
Name:
(PLEASE TYPE OR PRINT)
Title:
Dated:	, 2006

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
SHARE CERTIFICATES SHOULD BE SENT WITH YOUR
LETTER OF TRANSMITTAL.

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